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                                  EXHIBIT 21.1
                  SUBSIDIARIES OF PINNACLE GLOBAL GROUP, INC.


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                                                            STATE OF
SUBSIDIARY                                                ORGANIZATION        TRADE NAME
----------                                                ------------        ----------
TEI, Inc.............................................     Texas
Tanknology Environmental Services, Inc. .............     Delaware            TES, Inc.
Tanknology/Engineered Systems, Inc...................     Delaware            Engineered Systems, Inc.
Tanknology Worldwide, Inc............................     Delaware            TW, Inc.
Energy Recovery Resources, Inc. .....................     Delaware            James Waste Oil Service
Sanders Morris Harris Inc............................     Texas               Sanders Morris Harris
PGG Capital, Inc. ...................................     Texas
Pinnacle Management & Trust Company .................     Texas               Pinnacle Management & Trust
Spires G.P. Combination Corp.........................     Texas
Spires Financial G.P., Inc. .........................     Texas
Spires L.P. Combination Corp.........................     Texas
Spires Financial Partners, Inc.......................     Delaware
Spires Financial Funding, L.P. ......................     Delaware
Spires Financial, L.P. ..............................     Delaware
Cummer/Moyers Capital Advisors, Inc..................     Texas
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